20__ RSU Grant Agreement/Stock

Granted to:        ___________________________
Date of Grant:        ________________ _____, 20__
Grant Date Value:        $__________________________
RSUs Granted:        ___________________________
Settlement:        Stock

Subject to other provisions hereof, units shall become vested on the following dates:

•	____________________________ units on ______________________________

•	____________________________ units on ______________________________

•	____________________________ units on ______________________________
(Each such date shall be regarded as a “Vesting/Valuation Date” for the applicable tranche.)

Under the long-term incentive program of W. R. Grace & Co. (“Grace”), the Compensation Committee of the Board of Directors of Grace has granted you a number of “restricted share units” (“RSUs”) specified above (your “20__ RSU Grant”), under the W. R. Grace & Co. 2018 Stock Incentive Plan. Each RSU represents the right to receive one share of Grace common stock.

The award related to your 20__ RSU Grant will be settled in Grace common stock (i.e., you will receive one share of Grace common stock for each RSU that vests, which will be valued based on the average of the high and low prices of such share on the applicable Vesting/Valuation Date), as soon as practical after the applicable Vesting/Stock Valuation Date (but within 60 days of that date, in any event), provided you are still employed on that date by Grace. (Please note, however, that while it is intended that your RSUs be settled in stock as described herein, Grace reserves the right to instead settle any RSUs in cash, based on the average of the high and low prices of a share of Grace common stock on the applicable Vesting/Stock Valuation Date, depending on an evaluation of circumstances at that time.)

Your 20__ RSU Grant is governed by the terms of this Agreement, and the 20__ RSU Grant Provisions, as well as the 2018 Stock Incentive Plan, which are all incorporated by reference herein.

Also, the grant, vesting, and exercise of this RSU Grant shall be subject to your compliance with the “Restrictive Covenants” within the 20__ RSU Grant Provisions, which are incorporated by reference herein.

In addition, if the status of your employment changes before settlement of your RSU Grant, special rules may apply (see “Termination or Change in Employment Status” in the 20__ RSU Grant Provisions for more information).

RSUs are being granted only to a limited number of key employees. This grant should, therefore, be treated confidentially.

Please read, agree to, and acknowledge this Agreement through E-Trade.
W. R. Grace & Co.

By:    ______________________________

______________________________

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

20__ RSU Grant Provisions

Definitions

“Board of Directors”: The Board of Directors of the Company.

“Committee”: The Compensation Committee of the Board of Directors.

“Company”: W. R. Grace & Co., a Delaware corporation and/or, if applicable in the context, one or more of its Subsidiaries.

“Key Person”: Either (i) an employee of the Company or a Subsidiary who, in the opinion of the Committee, has contributed or can contribute significantly to the growth and successful operations of the Company or one or more Subsidiaries, as determined by the Committee, or (ii) a Director or the Company’s Board of Directors. The award of an RSU Grant to an employee shall be deemed a determination by the Committee that such person is a Key Person.

“Participant”: A Key Person who is a recipient of an RSU Grant.

“RSU Grant”: A “restricted share unit” granted to a Participant, which would entitle him or her to a cash payment (or stock award), in accordance with his or her 20___ RSU Grant Agreement.

“Stock Incentive Plan” (or “Plan”): The W. R. Grace & Co. 2018 Stock Incentive Plan.

“Subsidiary”: A corporation, partnership, limited liability company or other form of business association of which shares of common stock or other ownership interests (i) having more than 50% of the voting power regularly entitled to vote for directors (or equivalent management rights) or (ii) regularly entitled to receive more than 50% of the dividends (or their equivalents) paid on the common stock (or other ownership interests), are owned, directly or indirectly, by the Company.

RSU Grant

Each Participant’s RSU Grant is made pursuant to an RSU Grant Agreement that specifies the number of RSUs granted to the Participant, the manner of settlement related to any RSU awards that become payable, and such other terms and conditions as the Committee shall approve, inclusive in this document.

For the avoidance of doubt, the RSU Grants that are scheduled to be settled as a stock award shall be granted under the Stock Incentive Plan, and the terms of this provisions under “RSU Grant Provisions,” shall be interpreted in a manner that is consistent with the terms of the Stock Incentive Plan such that the provisions contained in these RSU Grant Provisions shall be in addition to, and not in replacement of, the applicable terms of such Plan.

Termination or Change in Employment Status

Any other provision of the Plan notwithstanding:

•
If a Participant ceases employment at or after age 55 (at a time that the sum of his or her years of service and age total at least 60), or at or after age 62, or as a result of death or disability, prior to the Vesting/Stock Valuation Date specified by his or her RSU Grant Agreement, then he or she (or his or her estate or legal representative, as appropriate) shall be entitled to receive any cash payment or stock award (as appropriate), as soon as administratively practical after cessation of employment, calculated using the date of his or her cessation of employment as the Vesting/Stock Valuation Date, except that the amount of any such payment or award shall be reduced ratably in proportion to the portion of the Service Period during which the Participant was not an employee (measured in whole calendar months). If a Participant ceases employment with the Company for any of the reasons specified in this paragraph, after the designated Vesting/Stock Valuation Date (but before the cash payment or stock award is made), then his or her rights to his RSU Grant shall thereupon vest, and he or she shall be entitled to receive such cash payment or stock award at the time he or she would have otherwise received such payment or award.

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•

Any other provision of this document notwithstanding, if a Participant is terminated from employment by the Company for “cause” (as defined in the next sentence), such Participant shall forfeit all rights to any RSU Grant. “Cause” means the Participant engaging in actions that are injurious to the Company (monetarily or otherwise), or a Participant’s conviction for any criminal violation involving dishonesty or fraud or any crime which constitutes a felony.

A leave of absence, if approved by the Committee, shall not be deemed a termination or change of employment status for the purposes of the RSU Grant, but, unless the Committee otherwise directs, any cash payment or stock award related to the RSU Grant that a Participant would otherwise have received shall be reduced ratably in proportion to the portion of the Service Period during which the Participant was on such leave of absence.

Any consent, approval or direction that the Committee may give under this section in respect of an event or transaction may be given before or after the event or transaction.

Calculation of Cash Payments or Stock Awards

The calculations to determine any cash payment (or stock award) associated with an RSU Grant shall be performed by a designee of the Committee.

Treatment of Corporate Acquisitions and Divestments and Extraordinary Events

Consistent with the provisions of the Stock Incentive Plan, in the event acquisitions or divestments, or substantial changes in tax or other laws or in accounting principles or practices, or natural disasters or other extraordinary events, then the Committee may, but shall not be obligated to, amend any RSU Grant, in any manner the Committee deems appropriate, so that the Participants may earn a cash payment or stock award (as appropriate) consistent with the objectives of the RSU Grants, as determined by the Committee in its sole discretion.

In addition, for the avoidance of doubt, in the event of a “Change in Control” of the Company (within the meaning of the Plan), the provisions of Plan Section 15 (“Change in Control Provisions”) shall be applicable to this RSU Grant.

Dividends

In the event the Company issues a dividend or dividend equivalent to be paid in cash (or in stock) in respect of an unvested stock incentive, such dividends or dividend equivalents shall be retained by the Company and may be paid to a Participant subject to the same restrictions and vesting as are applicable to the underlying stock incentive.

Claw-Back Provisions

Consistent with the terms of section 13(i) of the Stock Incentive Plan, all RSU Grants (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt, vesting or exercise of any portion of any RSU Grant or upon the receipt or resale of any shares of Common Stock underlying any RSU Grant shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limiting any claw-back policy adopted to comply with the requirements of applicable law, whether or not such claw-back policy was in place at the time of a RSU Grant (or any other RSU Grant Agreement), to the extent set forth in such claw-back policy and/or any other RSU Grant Agreement.

Code Section 409A

Notwithstanding any other provision of any RSU Grant Agreement or provision described under “RSU Grant Provisions,” RSU Grants shall be settled in a manner intended to comply with the provisions of Section 409A of the Internal Revenue Code (“Code”), which shall include (i) RSUs that become vested on the Vesting/Stock Valuation Date being settled not later than the last day of the calendar year of the applicable Vesting/Stock Valuation Date (as defined in the 20__ RSU Grant Agreement) and (ii) RSUs held by a “specified employee” (as defined under Code Section 409A) that become vested, and are to be settled upon a Participant’s “separation from service” (as defined in Code Section 409A), being settled on the first business day following the date that is six months after the effective date of such separation from service.

Administration and Amendment

The Committee has full and exclusive authority to administer the RSU Grant, and to interpret the provisions of each RSU Grant Agreement and

20__ RSU Grant Provisions | Page 3

these 20__ RSU Grant Provisions. Decisions of the Committee regarding the interpretation and administration of the RSU Grant shall be final and binding on all parties.

The 20__ RSU Grant Agreements and the 20__ RSU Grant Provisions may be amended by the Committee, provided that, no amendment or discontinuance of RSU Grants shall, without a Participant’s consent, adversely affect his or her rights in any cash payment or stock award related thereto.

General

Nothing in this document or in any instrument executed pursuant hereto shall confer upon a Participant any right to continue in the employ of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate his or her employment with or without cause.

The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding or any taxes that the Company or a Subsidiary determines it is required to withhold in connection with any RSU Grant or any cash payment (or stock award) related thereto.

No RSU Grant, nor any cash payment or stock award related thereto, or other right thereunder, shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, or by the terms of a Participant’s Designation of Beneficiary, if any, on file with the Company.

Nothing in an RSU Grant is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice, or arrangement for the payment of compensation or benefits to employees generally, or to any class or group of employees, which the Company or a Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, annual bonus, stock purchase, stock bonus or stock option plan.

No cash amounts paid or stock awarded pursuant to any RSU Grant shall be included or counted as compensation for the purposes of any employee benefit plan of the Company or a Subsidiary where contributions to the plan, or the benefits received from the plan, are measured or determined in whole or in part, by the amount of the employee’s compensation.

The Chief Executive Officer of the Company may approve such technical changes and clarifications to the RSU Grants as necessary, provided that such changes or clarifications do not vary substantially from the terms and conditions outlined herein.

Restrictive Covenants

1.    Noncompetition

(a)
For a period of __ months after (the Participant is no longer employed (for any reason whatsoever) by the Company, the Participant will not, without the prior written consent of an authorized officer of the Company, (a) directly or indirectly engage in or (b) assist or have any active interest in (whether as a proprietor, partner, stockholder, officer, director or any type of principal whatsoever; provided that ownership of not more than 2% of the outstanding stock of a corporation traded on a national securities exchange shall not of itself be viewed as assisting or having an active interest), or (c) enter the employment of or act as an agent, broker or distributor for or adviser or consultant to any person, firm, corporation or business entity that is (or is about to become) directly or indirectly engaged in the development, manufacture or sale of any product that competes with or is similar to any product manufactured, sold or under development by the Company at any time while the Participant was employed by the Company, in any area of the world in which such product is, at the time the Participant ceases to be employed, manufactured or sold by the Company; provided that this restriction shall apply only with respect to the products with whose development, manufacture, or sale the Participant was concerned or connected with in any way during the __-month period immediately prior to the Participant ceasing to be an employee of the Company.

(b) The Participant hereby acknowledges and confirms that the business of the Company extends throughout substantial areas of the world. During the course of the Participant’s employment with the Company, the Participant’s involvement with the business of the Company may vary as to products and geographic area. It is the Company’s practice to enforce this noncompetition covenant only to the extent necessary to protect

20__ RSU Grant Provisions | Page 4

the Company’s legitimate interests commensurate with the Participant’s involvement with the business of the Company during the Participant’s employment, and the Participant acknowledges and confirms that the Company may enforce this noncompetition covenant consistent with such practice.

2.    Nonsolicitation of Customers
The Participant agrees that during the __-month period immediately following cessation of the Participant’s employment with the Company for any reason whatsoever, the Participant shall not, on the Participant’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, without the prior written consent of an authorized officer of the Company, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to sell or provide any product, equipment, or service competitive or potentially competitive with any product, equipment, or service sold or provided or under development by Company during the __ months immediately preceding cessation of the Participant’s employment with the Company; provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with whom the Participant had contact during such __-month period. The actions prohibited by this section shall not be engaged in by the Participant directly or indirectly, whether as manager, salesman, agent, sales or service representative, engineer, technician or otherwise.

3.     Nonsolicitation of Employees
The Participant agrees that during the __-month period immediately following cessation of the Participant’s employment with the Company for any reason whatsoever, the Participant shall not, on the Participant’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, without the prior written consent of an authorized officer of the Company, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any employee of the Company (with whom the Participant had contact or supervised during the term of the Participant’s employment with the Company) to terminate their employment relationship with the Company or to perform services for any other person, firm, corporation or business organization or entity.

4.    Participant Acknowledgement
The Participant acknowledges that were the Participant to breach the provisions of any of these restrictive covenants, the injury to the Company would be substantial, irreparable, and impossible to measure and compensate in money damages alone. The Participant therefore agrees that, in addition to provable damages, the Company may seek, and agrees that a court of competent jurisdiction should grant, preliminary and permanent injunctive relief prohibiting any conduct by the Participant that violates any of these covenants.

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